Exhibit 99

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. POSTS STRONG SECOND QUARTER 2014 EPS AND PROFITABILITY
- Second Quarter Diluted EPS of $0.61
- Comparable Store Sales Down 14.2% Largely due to Ammunition, Shooting, Optics and Firearms
- Operating Margin Improves 70 Basis Points to a Second Quarter Record 9.5%
- Expense Initiatives Yield Encouraging Results and are Largely Sustainable
- New Stores Outperform Legacy Stores by 45% to 55% in Sales and Profit per Sq. Ft. on a Rolling Four Qtr. Basis
- Cabela’s Branded Sales Penetration Grew 160 Basis Points in Softgoods and General Outdoors Categories

SIDNEY, Neb. (July 24, 2014) - Cabela's Incorporated (NYSE:CAB) today reported financial results for second quarter fiscal 2014.

For the quarter, total revenue increased 0.6% to $761.2 million; Retail store revenue increased 3.4% to $500.4 million; Direct revenue decreased 18.3% to $147.1 million; and Financial Services revenue increased 23.5% to $109.4 million. During the period, comparable store sales decreased 14.2%. Net income was $43.5 million compared to $44.5 million in the year ago quarter, and earnings per diluted share were $0.61 compared to $0.62 in the year ago quarter.

“Second quarter profit and record 9.5% operating margin were excellent," said Tommy Millner, Cabela's Chief Executive Officer. "We are pleased in our ability to achieve record levels of profitability as firearms and ammunition normalize. As we approach the anniversary of the end of the firearms and ammunition surge, we are encouraged that expense initiatives, new store performance and accelerating Cabela's CLUB® growth more than offset sales weakness caused by lower than expected ammunition, shooting, optics, and firearms category performance."

"Expense reductions resulted in significant benefits in the quarter," Millner said. "They were launched in late 2013 and encompass all areas of our Company, including incentive compensation, contract labor and other corporate overhead. Accordingly, we expect further benefit in the remainder of 2014 and full year 2015. We are delighted with the entire organization's ongoing actions to lower costs."

"Comparable store sales declined 14.2% in the quarter; slightly below our internal expectations," Millner said. "We were encouraged to see comparable store sales trends improve versus last year each month during the quarter. We expect this trend to continue throughout 2014."

New format stores outperformed the legacy store base by 45% to 55% in both sales and profit per square foot on a rolling four quarter basis ending with the second quarter. For the trailing twelve months, the 16 new stores opened for the full period averaged sales per square foot of $474. Furthermore, on a comparable store sales basis, new format stores that have been in the comp base for one year or less outperformed the consolidated comp base by 360 basis points for the quarter. With this strong new store performance, retail store expansion remains on track with plans to open 13 to 15 new stores per year over the next several years.

"For the quarter, our Softgoods and General Outdoors categories each realized a 160 basis point increase in Cabela’s branded product sales penetration," Millner said. "The launch of XPG™ (Extreme Performance Gear) has been a success with positive customer reactions to this new innovative line of products. Along with the XPG line, we have had great customer response to our Cabela’s Guidewear®, Cabela’s Instinct™, and Wildlife and Land Management products. These results give us confidence in the prospects for future growth in Cabela’s branded products."

During the quarter, merchandise gross margin decreased 70 basis points to 37.0% from 37.7% in the same quarter a year ago. The decrease is entirely due to an adjustment in the presentation of reimbursement between segments for certain operating and promotional costs. This new presentation will be ongoing and has no impact on consolidated operating income or earnings per diluted share. See the "Selected Financial Data" table located herein for a more detailed explanation of this adjustment.

Direct revenue declined 18.3% for the quarter as a result of the greater than expected decline in ammunition and other shooting related categories. Direct sales of hunting equipment and powersports were encouraging. For the quarter, visitor traffic to the mobile site via handheld and tablet devices increased at a high-teens rate as compared to the same quarter a year ago.

The Cabela's CLUB Visa program had another solid quarter and continued to build a base of extremely loyal customers. CLUB members shop more frequently and have higher average spend. During the quarter, growth in the average number of active credit card accounts was 7.7% due to new customer acquisitions in our Retail and Internet channels. Growth in the average balance per active credit card account was 4.4%, and growth in the average balance of credit card loans was 12.4%. For the quarter, net charge-offs remained at historically low levels of 1.67% compared to 1.87% in the prior year quarter. Additionally, greater than 30-day delinquencies continued to improve and were just 0.65% compared to 0.66% at the end of the year ago quarter. Increased Financial Services revenue was driven by increases in interest and fee income as well as interchange income.

"Second quarter results provide us with confidence in attaining our full year 2014 earnings growth targets," Millner said. "We are pleased with our performance in the second quarter; however, due to the unsettled retail environment, we are not raising our full year guidance. Accordingly, we reaffirm our previous full year guidance and continue to expect 2014 earnings per diluted share to increase at a high single-digit to low double-digit rate versus 2013 adjusted earnings per diluted share of $3.32. We are updating the balance between quarters and now expect third quarter revenue to increase at a high single-digit to low double-digit rate and earnings per diluted share to be between $0.80 and $0.90."

Conference Call Information

A conference call to discuss second quarter fiscal 2014 operating results is scheduled for today (Thursday, July 24, 2014) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding expense reductions being largely sustainable and providing further benefit in the remainder of 2014 and full year 2015; continuing improvement in comparable store sales trends for the remainder of 2014; plans to open 13 to 15 new stores per year over the next several years; 2014 earnings per diluted share increasing at a high single-digit to low double-digit rate versus 2013 adjusted earnings per diluted share of $3.32; and third quarter 2014 revenue increasing at a high single-digit to low double-digit rate and earnings per diluted share being between $0.80 and $0.90. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the Company's ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company's ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors, and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 28, 2013, and Form 10-Q for the quarterly period ended March 29, 2014), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Revenue:
Merchandise sales	$646,866	$663,684	$1,267,063	$1,375,397
Financial Services revenue	109,364	88,578	207,942	174,350
Other revenue	4,971	4,543	12,019	9,555
Total revenue	761,201	756,805	1,487,024	1,559,302
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	407,450	413,465	814,093	872,092
Cost of other revenue	68	—	1,390	68
Total cost of revenue (exclusive of depreciation and amortization)	407,518	413,465	815,483	872,160

Selling, distribution, and administrative expenses	281,051	275,468	558,056	540,155
Impairment and restructuring charges	641	937	641	937

Operating income	71,991	66,935	112,844	146,050

Interest expense, net	(5,639)	(3,914)	(9,324)	(9,270)
Other non-operating income, net	1,039	1,108	3,141	2,647

Income before provision for income taxes	67,391	64,129	106,661	139,427
Provision for income taxes	23,874	19,584	37,395	45,035
Net income	$43,517	$44,545	$69,266	$94,392

Earnings per basic share	$0.61	$0.63	$0.98	$1.34
Earnings per diluted share	$0.61	$0.62	$0.96	$1.32

Basic weighted average shares outstanding	71,031,019	70,503,889	70,901,515	70,330,817
Diluted weighted average shares outstanding	71,700,006	71,687,776	71,851,184	71,607,333

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	June 28, 2014	December 28, 2013	June 29, 2013
ASSETS
CURRENT
Cash and cash equivalents	$133,774	$199,072	$345,504
Restricted cash of the Trust	25,789	23,191	19,412
Held-to-maturity investment securities	—	—	135,000
Accounts receivable, net	25,102	42,868	24,243
Credit card loans (includes restricted credit card loans of the Trust of $3,926,700, $3,956,230, and $3,477,891), net of allowance for loan losses of $47,350, $53,110, and $62,500	3,904,938	3,938,630	3,442,685
Inventories	803,079	644,883	696,101
Prepaid expenses and other current assets	90,306	90,438	85,547
Income taxes receivable and deferred income taxes	37,245	47,430	40,090
Total current assets	5,020,233	4,986,512	4,788,582
Property and equipment, net	1,454,130	1,287,545	1,125,591
Economic development bonds	78,429	78,504	79,043
Other assets	45,393	44,303	50,004
Total assets	$6,598,185	$6,396,864	$6,043,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $8,875, $22,717, and $24,571	$246,452	$261,200	$337,389
Gift instrument, credit card rewards, and loyalty rewards programs	285,892	291,444	254,968
Accrued expenses	133,965	204,073	137,551
Time deposits	248,022	297,645	364,487
Current maturities of secured variable funding obligations of the Trust	—	50,000	—
Current maturities of secured long-term obligations of the Trust	255,000	—	—
Current maturities of long-term debt	8,426	8,418	8,410
Deferred income taxes, current	2,584	—	—
Total current liabilities	1,180,341	1,112,780	1,102,805
Long-term time deposits	593,005	771,717	825,023
Secured long-term obligations of the Trust, less current maturities	2,452,250	2,452,250	2,154,750
Long-term debt, less current maturities	547,674	322,647	374,854
Deferred income taxes	1,606	3,118	13,401
Other long-term liabilities	138,947	128,018	101,539

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares;
Issued – 71,037,162, 70,630,866, and 70,563,558 shares
Outstanding – 71,037,162, 70,630,866, and 70,549,821 shares	710	706	706
Additional paid-in capital	352,507	346,535	338,397
Retained earnings	1,330,083	1,260,817	1,130,819
Accumulated other comprehensive income (loss)	1,062	(1,724)	1,674
Treasury stock, at cost – 13,737 shares at June 29, 2013	—	—	(748)
Total stockholders’ equity	1,684,362	1,606,334	1,470,848
Total liabilities and stockholders’ equity	$6,598,185	$6,396,864	$6,043,220

CABELA'S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Components of Consolidated Revenue:
Retail	$500,436	$483,923	$941,385	$970,672
Direct	147,116	180,124	326,532	405,282
Financial Services	109,364	88,578	207,942	174,350
Other	4,285	4,180	11,165	8,998
Total revenue	$761,201	$756,805	$1,487,024	$1,559,302

As a Percentage of Consolidated Revenue:
Retail revenue	65.7%	63.9%	63.3%	62.2%
Direct revenue	19.3	23.8	22.0	26.0
Financial Services revenue	14.4	11.7	14.0	11.2
Other revenue	0.6	0.6	0.7	0.6
Total revenue	100.0%	100.0%	100.0%	100.0%

Segment Operating Income (Loss):
Retail	$99,806	$91,073	$152,104	$175,751
Direct	24,063	30,731	57,193	75,628
Financial Services (1)	23,587	25,915	56,689	50,016
Other	(75,465)	(80,784)	(153,142)	(155,345)
Total operating income	$71,991	$66,935	$112,844	$146,050

As a Percentage of Segment Revenue:
Retail operating income	19.9%	18.8%	16.2%	18.1%
Direct operating income	16.4	17.1	17.5	18.7
Financial Services operating income (1)	22.6	29.3	27.9	28.7
Total operating income as a percentage of total revenue	9.5	8.8	7.6	9.4

(1) Includes the effect of the reimbursement from our Financial Services segment to our Retail and Direct segments for the costs of promotions totaling $4,776 eliminated in consolidation for the three and six months ended June 28, 2014. During the three months ended June 28, 2014, we made an adjustment in the presentation of reimbursement from the Financial Services segment to the Retail and Direct segments for certain operating and promotional costs.

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Interest and fee income	$94,652	$81,189	$188,871	$162,438
Interest expense	(15,804)	(15,937)	(31,690)	(29,788)
Provision for loan losses	(10,314)	(11,851)	(23,028)	(24,626)
Net interest income, net of provision for loan losses	68,534	53,401	134,153	108,024
Non-interest income:
Interchange income	91,512	85,697	173,939	163,327
Other non-interest income	867	1,400	1,622	2,683
Total non-interest income	92,379	87,097	175,561	166,010
Less: Customer rewards costs	(51,549)	(51,920)	(101,772)	(99,684)

Financial Services revenue	$109,364	$88,578	$207,942	$174,350

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Interest and fee income	10.0%	9.6%	10.0%	9.7%
Interest expense	(1.7)	(1.9)	(1.7)	(1.8)
Provision for loan losses	(1.1)	(1.4)	(1.2)	(1.5)
Interchange income	9.6	10.1	9.2	9.7
Other non-interest income	0.1	0.2	0.1	0.2
Customer rewards costs	(5.4)	(6.1)	(5.4)	(5.9)
Financial Services revenue	11.5%	10.5%	11.0%	10.4%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following charts for the periods presented below.

	Three Months Ended
	June 28, 2014	June 29, 2013	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,808,842	$3,387,851	$420,991	12.4%
Average number of active credit card accounts	1,778,556	1,651,288	127,268	7.7

Average balance per active credit card account (1)	$2,142	$2,052	$90	4.4

Net charge-offs on credit card loans (1)	$15,864	$15,879	$(15)	(0.1)
Net charge-offs as a percentage of average credit card loans (1)	1.67%	1.87%	(0.20)%
(1) Includes accrued interest and fees

	Six Months Ended
	June 28, 2014	June 29, 2013	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,783,171	$3,367,002	$416,169	12.4%
Average number of active credit card accounts	1,770,669	1,642,420	128,249	7.8

Average balance per active credit card account (1)	$2,137	$2,050	$87	4.2

Net charge-offs on credit card loans (1)	$32,783	$31,464	$1,319	4.2
Net charge-offs as a percentage of average credit card loans (1)	1.73%	1.87%	(0.14)%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)
To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Total revenue; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) adjustments to interchange income for the Visa settlement recorded in the three and six months ended June 29, 2013, and (ii) impairment and restructuring charges recorded in the three and six months ended June 28, 2014, and June 29, 2013, respectively. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.
We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	June 28, 2014			June 29, 2013
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$761,201	$—	$761,201	$756,805	$(1,200)	$755,605

Impairment and restructuring charges (3)	$641	$(641)	$—	$937	$(937)	$—

Operating income	$71,991	$641	$72,632	$66,935	$(263)	$66,672

Operating income as a percentage of total revenue	9.5%	—%	9.5%	8.8%	—%	8.8%

Income before provision for income taxes	$67,391	$641	$68,032	$64,129	$(263)	$63,866

Provision for income taxes (4)	$23,874	$225	$24,099	$19,584	$(85)	$19,499

Net income	$43,517	$416	$43,933	$44,545	$(178)	$44,367

Earnings per diluted share	$0.61	$—	$0.61	$0.62	$—	$0.62

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Six Months Ended
	June 28, 2014			June 29, 2013
	GAAP Basis	Non-GAAP	Non-GAAP	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$1,487,024	$—	$1,487,024	$1,559,302	$(1,200)	$1,558,102

Impairment and restructuring charges (3)	$641	$(641)	$—	$937	$(937)	$—

Operating income	$112,844	$641	$113,485	$146,050	$(263)	$145,787

Operating income as a percentage of total revenue	7.6%	—%	7.6%	9.4%	—%	9.4%

Income before provision for income taxes	$106,661	$641	$107,302	$139,427	$(263)	$139,164

Provision for income taxes (4)	$37,395	$225	$37,620	$45,035	$(85)	$44,950

Net income	$69,266	$416	$69,682	$94,392	$(178)	$94,214

Earnings per diluted share	$0.96	$—	$0.96	$1.32	$—	$1.32

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)
Reflects an adjustment recorded through interchange income to the Company's outstanding liability related to the proposed settlement of the Visa antitrust litigation due to a group of plaintiffs opting out of the proposed Visa settlement in May 2013.

(3)
For the three and six months ended June 28, 2014, reflects a restructuring charge for employee severance agreements and termination benefits related to our announcement of the transition to a third-party logistics provider for our distribution needs in Canada and the closing of our distribution center in Winnipeg, Manitoba, Canada. For the three and six months ended June 29, 2013, reflects charges related to the closure of the former Winnipeg retail store in conjunction with the opening of the new Winnipeg next-generation store in May 2013.

(4)	For the three and six months ended June 28, 2014, and June 29, 2013, the provision for income taxes is based on the effective tax rate for the respective six month periods.

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)
To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles ("GAAP"), we have disclosed non-GAAP adjusted financial measures of operating results that exclude certain items. Total revenue; selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; interest expense, net; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) adjustments to interchange income for the Visa settlement, (ii) certain employee related expenses, (iii) impairment losses primarily related to two retail stores, (iv) adjustments to interest expense on certain unrecognized tax benefits, and (v) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader's overall understanding of the Company's ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.
We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following table reconciles these financial measures to the related GAAP adjusted financial measures for the fiscal year ended December 28, 2013.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended December 28, 2013
	GAAP Basis	Non-GAAP	Non-GAAP
	As Reported	Adjustments	Amounts
	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$3,599,577	$(3,167)	$3,596,410

Selling, distribution, and administrative expenses (3)	$1,201,519	$(735)	$1,200,784

Impairment and restructuring charges (4)	$5,868	$(5,868)	$—

Operating income	$361,361	$3,436	$364,797

Interest expense, net (5)	$(17,833)	$3,648	$(14,185)

Income before provision for income taxes	$343,528	$7,084	$350,612

Provision for income taxes (6)	$119,138	$(6,783)	$112,355

Net income	$224,390	$13,867	$238,257

Earnings per diluted share	$3.13	$0.19	$3.32

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Reflects adjustments to the liability for the Visa settlement.

(3)	Reflects certain employee related expenses primarily related to severance benefits.

(4)	Reflects impairment losses of $4,931 related to a retail store site and $937 related to the closure and relocation of a retail store in May 2013.

(5)	Reflects interest adjustments related to certain unrecognized tax benefits.

(6)	Reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes and tax adjustments related to changes in assessments of uncertain tax positions.